EXHIBIT 10

                           ARENA RESOURCES, INC.
                     4920 South Lewis St., Suite 107
                              Tulsa, OK 74105
                         Telephone: (918) 747-6060


                                 June 18, 2002


    Mr. Ray Reeves, President
    Bass Petroleum, Inc.
    P. 0. Box 200685
    Austin, TX  78720

    RE: Binding Letter of Intent For Purchase of
    Oil & Gas Interest

         The undersigned, Ray Reeves, represents that he is the President of Bass Petroleum, Inc., a Texas Corporation, of P. O. Box 200685, Austin, Texas 78720, ("Seller") which is selling a certain oil and gas leasehold working interest as more particularly described in this binding Letter of Intent to Arena Resources, Inc., a Nevada Corporation, of 4920 South Lewis Str., Suite 107, Tulsa, Oklahoma, 74105, ("Buyer"). Whenever both Buyer and Seller are collectively referred to in this Letter of Intent they shall be designated as the "Parties".

        Seller agrees to sell and Buyer agrees to purchase .for the consideration recited in this Letter of Intent the Ana Northwest
    Morrow Unit consisting of approximately 1,430 mineral acres primarily in Texas County, Oklahoma and with a lesser portion in Cimarron County, Oklahoma; together with all pumpjacks, surface and downhole equipment in their present condition and hereafter collectively described as the "Property". The Property, as conveyed, is warranted and represented by Seller to Buyer to consist of not less than an 89.9560% working interest and being not less than a 73.2649% net revenue interest.

         Buyer agrees to pay to Seller the total sum, for the Property of $710,000. Payable $10,000 down by non-refundable irrevocable letter of deposit upon signature of this Letter of Intent and the balance of $700,000 upon closing on June 26, 2002. Buyer to accept the Ona Northwest Morrow Unit as is, where is. Buyer and seller agree that the Assignment, Bill of Sale and Conveyance is part of this Letter of Intent.

         As a necessary term and condition of this agreement, Seller warrants and represents: (i) that it is the sole owner of the mineral interest in the Property; (ii) that the Property is currently held by production; (iii) that there is approximately 100 bbls./day of gross production on. the Property; (iv)and that the mineral interest being conveyed will be free and clear of any liens, encumbrances or adverse claims and that mineral title is fully vested in the seller at closing. In like manner, the surface equipment, purnpjacks, downholc equipment and other oil and gas production storage equipment being conveyed as presently existing on the Property is conveyed in its existing condition and without warranty of future performance, but that there will be no adverse claims to title, liens or encumbrances against such personal production property at closing.


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           The closing shall be held. on June 26, 2002 at a ,place
      and time mutually agreed upon between Buyer and Seller unless a different date is otherwise agreed to between the parties and attached to this Letter of Intent in writing. The effective date for the transfer of assets, ownership of production and obligation to pay normal and customary operation expenses shall relate back and be July 1, 2002.

           Seller represents that it does not need. any shareholder agreement or vote to approve or complete the transaction described by this Letter of Intent. Further, the undersigned offcers .for the Seller and Buyer both mutually represent and covenant that they have been duly authorized to enter into and execute this Letter of Intent by their respective Board of Directors and that the same constitutes the binding obligation of both corporations.

           The Parties mutually agree and covenant that they may enter into a final and more definitive contract of purchase, but until and unless such contract is entered between the Parties, the within Letter of Intent shall constitute a binding and. complete obligation. of purchase between. the Parties. Seller makes no warranty or. .representation as to future proftability or production from the mineral interest conveyed. Seller does, however, warrant that there arc no known current or pending environmental claims, proceedings or remediation problems related to the Property.

           Seller will use its best efforts to produce all historical well logs and other geological information for the conveyed property, together with all historical production information and other oil and gas records and production and cost records prior to the time of closing.

           This Letter of Intent shall. be applied and construed in accordance with the laws of the state of Oklahoma and shall be binding upon any successor in interest or assign of each, party hereto.

                DATED this 18 day of June, 2002.


      BASS PETROLEUM, INC                   ARENA RESOURCES, INC.


      /s/  Ray Reeves                       /s/ Stanley McCabe
      ------------------------              -----------------------
      By:  Ray Reeves                       By:  Stanley McCabe
      Its President                         Its Vice-President/Chairman



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